SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
March 16, 2011
THOMAS PROPERTIES GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-50854	20-0852352
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

515 South Flower Street, Sixth Floor Los Angeles, California	90071
(Address of principal executive offices)	(zip code)
(Registrant's telephone number, including area code)
213-613-1900
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)     On March 16, 2011, the Thomas Properties Group, Inc. 2011 Phantom Share Plan (the “Plan”) was approved by the Compensation Committee of the Board of Directors and adopted by the full Board of Directors, to be effective as of March 1, 2011. The purpose of the Plan is to reward and retain senior executive officers of Thomas Properties Group, Inc. and its Affiliates and Subsidiaries (the “Company”). This Plan is an incentive award plan that pays cash or, if the stockholders of the Company approve and authorize the issuance of sufficient equity to settle awards under this Plan, common stock of the Company to grantees generally while they are still employed with the Company. This Plan is neither a welfare plan nor a pension plan and, thus, is not governed by the Employee Retirement Income Security Act of 1974, as amended (ERISA). A copy of the Plan is filed herewith as Exhibit 10.67 and the full terms of the Plan incorporated in this description by reference.

On March 16, 2011, the Compensation Committee of the Board of Directors approved Phantom Share awards under the Plan to the following executive officers of the Company: James A. Thomas, Chairman and Chief Executive Officer - 191,667 Phantom Shares; Paul S. Rutter, Co-Chief Operating Officer and General Counsel - 150,000 Phantom Shares; John R. Sischo, Co-Chief Operating Officer and Director - 95,000 Phantom Shares; Randall L. Scott, Executive Vice President and Director - 95,000 Phantom Shares; Thomas S. Ricci, Executive Vice President - 73,133 Phantom Shares; Diana M. Laing, Executive Vice President, Chief Financial Officer and Secretary - 73,133 Phantom Shares. Each Phantom Share is deemed to be the economic equivalent of one share of the Company's common stock. Each Phantom Share award vests upon the earlier of (i) ratably, one-third on each anniversary of the grant date, subject to achievement of (x) with respect to 50% of each award, a Company stock appreciation target rate of up to 12% pro-rated, and (y) with respect to 50% of each award, other goals determined by the Compensation Committee, in each case only to the extent that at or after such time the Company's stockholders have approved the issuance of sufficient shares of common stock under the Company's 2004 Equity Incentive Plan, as amended, or any successor thereto, to settle awards under the Plan in common stock, and (ii) the fifth anniversary of the grant date, subject to such grantee's continued employment with the Company and achievement of the Company and other goals described in clause (i).

Item  9.01    Financial Statements and Exhibits.
(a)    Not applicable.
(b)    Not applicable.
(c)    Exhibits

Exhibit No.	Description

10.67 -	Thomas Properties Group, Inc. Phantom Share Plan March 1, 2011

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THOMAS PROPERTIES GROUP, INC.

/s/ DIANA M. LAING
Diana M. Laing
Chief Financial Officer
April 1, 2011